UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	Entry into a Material Definitive Agreement

On May 19, 2014, Aethlon Medical, Inc. (“Registrant” or the “Company”) entered into a definitive agreement (the “Agreement”) with Total Renal Research, Inc., dba DaVita Clinical Research (“DCR”). Pursuant to the Agreement, DCR will conduct site management administrative services for a study site in connection with a planned clinical safety study of the Aethlon Hemopurifier® in certain patients with Hepatitis-C virus infection. The clinical trial is to be conducted at DaVita MedCenter Dialysis in Houston, Texas, and up to ten patients meeting applicable eligibility requirements will be permitted to enroll in the study. The Principal Investigator for the study will be Dr. Stephen Z. Fadem, who is co-medical director of DaVita MedCenter Dialysis.

The Agreement requires Registrant to pay certain expenses related to the study projected to be less than $200,000, including certain start-up and close-out costs, patient compensation and a project management fee to be paid to DCR calculated as five percent of total invoiced patient and site costs. Registrant also will be responsible for the fees for any third-party consulting physicians, including Dr. Fadem, utilized in connection with the study and other pass-through expenses if incurred. The Agreement is effective as of May 16, 2014 and will continue in effect until completion of the services being provided by DCR pursuant to the Agreement.

ITEM 8.01	Other Events

On May 20, 2014, Registrant disseminated the Press Release attached to this Current Report as Exhibit 99.1, which announced, among other things, Registrant’s entry into the Agreement with DCR discussed above in Item 1.01.

On May 21, 2014, Registrant disseminated the Press Release attached to this Current Report as Exhibit 99.2, which announced, among other things, high rapid virologic response and sustained virologic response rates in Hepatitis-C virus infected individuals who were administered therapy with the Aethlon Hemopurifier®.

The foregoing descriptions of the Press Releases do not purport to be complete and are qualified in their entirety by the Press Releases attached as Exhibits 99.1 and 99.2 hereto. Readers should review the Press Releases for a complete understanding of their content and the matters announced and described in the Press Releases.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 20, 2014
99.2	Press Release dated May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: May 23, 2014	Chief Financial Officer